Exhibit 8.3

601 Lexington Ave, New York, NY 10022 United States

+1 713 836 3600	Facsimile: +1 713 836 3601

www.kirkland.com

July 22, 2021

Montes Archimedes Acquisition Corp.

724 Oak Grove Ave, Suite 130

Menlo Park, CA 94025

Ladies and Gentlemen:

We are U.S. tax counsel to Montes Archimedes Acquisition Corp., a Delaware corporation (“MAAC”), in connection with the preparation of the registration statement on Form S-4 (as amended or supplemented as of July 22, 2021, and together with the Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 333-256165) originally filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2021, under the Securities Act of 1933, as amended (the “Securities Act”), by Roivant Sciences Ltd., a Bermuda exempted limited company (“Roivant”). The Registration Statement relates to the registration of (i) 51,339,779 common shares, par value $0.000000007, of Roivant (“Roivant Common Shares”), and (ii) 30,750,276 Roivant Common Shares issuable upon the exercise of warrants to purchase MAAC Class A common stock to be assumed by Roivant upon the consummation of the Business Combination (as defined below).

The Registration Statement is being filed in connection with the transactions contemplated by the Business Combination Agreement, dated as of May 1, 2021 (the “Business Combination Agreement”), by and among MAAC, Roivant, and Rhine Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Roivant (“Merger Sub”) (such transactions, the “Business Combination”).

Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.

You have requested our opinion concerning the discussion of certain U.S. federal income tax considerations set forth in the section of the Registration Statement entitled “Material United States Tax Considerations — Tax Consequences of Exercising Redemption Rights” (the “Redemption Tax Disclosure”), the section of the Registration Statement entitled “Material United States Tax Considerations — Tax Consequences of the Merger” (the “Merger Tax Disclosure”) and the section of the Registration Statement entitled “Material United States Tax Considerations — Additional Requirements for Deferral” (the “Outbound Transfer Disclosure”). In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

a. All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Business Combination;

b. All factual representations, warranties, and statements made or agreed to by the parties to the Business Combination Agreement, the Subscription Agreement, the Sponsor Support Agreement, the SSA Amendment, the MAAC Warrant Agreement, the Trust Agreement, and the other agreements referred to in each of the foregoing (collectively, the “Agreements” and, together with the Registration Statement, the

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“Documents”), and in the representation letters provided to us by MAAC, Roivant and Merger Sub, are true, correct, and complete as of the date hereof and will remain true, correct, and complete through the consummation of Transactions (as defined below), in each case, without regard to any qualification as to knowledge, belief, materiality, or otherwise;

c. The descriptions of MAAC in the Registration Statement, the public filings filed in connection with MAAC’s listing on the Nasdaq Stock Market LLC, and MAAC’s other public filings are true, accurate, and complete;

d. The descriptions of Roivant in the Registration Statement are true, accurate, and complete;

e. The description of the Business Combination and other transactions related to the Business Combination (together, the “Transactions”) in the Registration Statement is and will remain true, accurate, and complete, the Business Combination will be consummated in accordance with such description and with the Business Combination Agreement and the other Agreements, without any waiver or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law as described in the Business Combination Agreement and the other Agreements; and

f. The Documents represent the entire understanding of the parties with respect to the Business Combination and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified.

This opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied in issuing our opinion, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof. No opinion is expressed as to any transactions in connection with the Business Combination or any matter, other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the Redemption Tax Disclosure, the Merger Tax Disclosure and the Outbound Transfer Disclosure, and does not address (i) whether the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the U.S. Treasury regulations, as further described in the section entitled “Material United States Tax Considerations” in the Registration Statement, (iii) the application of Section 367 of the Code to the Merger, (iv) any matter arising under the “passive foreign investment company” rules of the Code or (v) any matter arising in connection with Section 7874 of the Code.

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. The conclusions reached in our opinion are based on our best judgment regarding application of the relevant legal authorities. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached; indeed, a court may reach a contrary conclusion on one or more issues.

Based upon and subject to the foregoing and the limitations and qualifications herein and in the Registration Statement, we confirm that the discussions set forth in the Redemption Tax Disclosure, the Merger Tax Disclosure and the Outbound Transfer Disclosure, to the extent they address the material U.S. federal income tax considerations for U.S. Holders of MAAC Class A Shares or MAAC Warrants and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated therein, are our opinion, subject to the assumptions, qualifications, and limitations stated herein and therein.

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also to the references to Kirkland & Ellis LLP in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP